                                                                    EXHIBIT 3.13


                                     [LOGO]

                          CERTIFICATE OF INCORPORATION

                               ON CHANGE OF NAME

                              Company No. 3529109


The Registrar of Companies for England and Wales hereby certifies that

CHELTRADING 188 LIMITED



having by special resolution changed its name, is now incorporated under the name of

GLOBAL CROSSING MARKETING (UK) LIMITED



Given at Companies House, Cardiff, the 15th May 1998


                                                               /s/ R.C. EDWARDS
                                                                   R. C. EDWARDS

                                                  For the Registrar of Companies

                                    [LOGO]

                         CERTIFICATE OF INCORPORATION

                         OF A PRIVATE LIMITED COMPANY

                              Company No. 3529109


The Registrar of Companies for England and Wales hereby certifies that

CHELTRADING 188 LIMITED



is this day incorporated under the Companies Act 1985 as a private company and that the company is limited.



Given at Companies House, Cardiff, the 17th March 1998


                                                                    /s/ L. PARRY
                                                                   MRS. L. PARRY

                                                  For the Registrar of Companies